Exhibit 10.3

ALPHA AND OMEGA SEMICONDUCTOR LIMITED

2009 SHARE OPTION/SHARE ISSUANCE PLAN

(AS AMENDED AND RESTATED ON FEBRUARY 10, 2010)

ARTICLE ONE

GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

This 2009 Share Option/Share Issuance Plan is intended to promote the interests of Alpha and Omega Semiconductor Limited, a company incorporated and existing under the laws of the Islands of Bermuda, by providing eligible persons in the Company’s employ or service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to continue in such employ or service.

The Plan serves as the successor to the Company’s 2000 Share Plan (the “Predecessor Plan”), and no further awards shall be granted under the Predecessor Plan after the Plan Effective Date. All awards outstanding under the Predecessor Plan on the Plan Effective Date shall continue to be governed solely by the terms of the documents evidencing such award, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards.

This amendment and restatement of the Plan shall be effective on the Underwriting Date.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II. STRUCTURE OF THE PLAN

A. The Plan shall be divided into three (3) separate equity programs:

(i) the Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase Common Shares and share appreciation rights tied to the value of such Common Shares,

(ii) the Share Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued Common Shares directly, either through the immediate purchase of such shares or as a bonus for services rendered the Company (or any Parent or Subsidiary) or pursuant to restricted share units or other share right awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, and

(iii) the Automatic Grant Program under which eligible non-employee Board members shall automatically receive options to purchase Common Shares at designated intervals over their period of continued Board service.

B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Grant and Stock Issuance Programs with respect to executive officers and non-employee Board members. However, any awards for members of the Primary Committee (other than pursuant to the Automatic Grant Program) must be authorized by a disinterested majority of the Board. Administration of the Discretionary Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

B. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant and Stock Issuance Programs under its jurisdiction or any award thereunder.

C. Service as a Plan Administrator by the members of the Primary Committee or the Secondary Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any award thereunder.

D. Administration of the Automatic Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any awards made under that program.

IV. ELIGIBILITY

A. The persons eligible to participate in the Plan are as follows:

(i) Employees,

(ii) non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Company (or any Parent or Subsidiary).

B. The Plan Administrator shall have full authority to determine, (i) with respect to the awards of options or share appreciation rights under the Discretionary Grant Program, which eligible persons are to receive such awards, the time or times when those awards are to be made, the number of shares to be covered by each such award, the exercise or vesting schedule (if any) applicable to the award, the maximum term for which such award is to remain outstanding and the status of a granted option as either an Incentive Option or a Non-Statutory Option and, and (ii) with respect to share issuances or other share-based awards under the Share Issuance Program, which eligible persons are to receive such issuances or awards, the time or times when those issuances or awards are to be made, the number of shares subject to such issuance or award, the applicable vesting schedule and the cash consideration (if any) to be paid by the Participant for such shares.

C. The Plan Administrator shall have the absolute discretion either to grant options or share appreciation rights in accordance with the Discretionary Grant Program or to effect share issuances and other share-based awards in accordance with the Share Issuance Program.

D. The individuals who shall be eligible to participate in the Automatic Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Underwriting Date, whether through appointment by the Board or election by the Company’s shareholders, and (ii) those individuals who continue to serve as non-employee Board members on or after the Underwriting Date. A non-employee Board member who has previously been in the employ of the Company (or any Parent or Subsidiary) shall not be eligible to receive a grant under the Automatic Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic grants under the Automatic Grant Program while he or she continues to serve as a non-employee Board member.

V. SHARES SUBJECT TO THE PLAN

A. The shares issuable under the Plan shall be authorized but unissued or reacquired Common Shares. The maximum number of Common Shares which may initially be issued over the term of the Plan shall not exceed one million one hundred and fifty thousand (1,150,000) shares. Such reserve consists of (i) the number of Common Shares remaining available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Company’s shareholders (excluding shares subject to outstanding awards under the Predecessor Plan), plus (ii) an additional increase of nine hundred ten thousand five hundred and ninety (910,590) shares. To the extent any options outstanding under the Predecessor Plan on the Plan Effective Date expire or terminate unexercised or without the issuance of shares thereunder, the number of Common Shares subject to those expired or terminated options at the time of expiration or termination shall be added to the share reserve under this Plan and shall accordingly be available for issuance hereunder, up to a maximum of an additional one hundred thousand (100,000) shares.

B. The number of Common Shares available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with the calendar year 2011, by an amount equal to three percent (3%) of the total number of Common Shares outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall such annual increase exceed seven hundred and fifty thousand (750,000) shares.

C. No one person participating in the Plan may receive share options, stand-alone share appreciation rights, direct share issuances (whether vested or unvested) or other share-based awards (whether in the form of restricted share units or other share-right awards) for more than two hundred and fifty thousand (250,000) Common Shares in the aggregate per calendar year; provided, however, that the limit shall be four hundred thousand (400,000) Common Shares for the calendar year in which the individual is initially hired.

D. The maximum number of Common Shares that may be issued pursuant to Incentive Options granted under the Plan shall not exceed one million one hundred and fifty thousand (1,150,000) shares increased, on the first trading day of January each year beginning with the calendar year 2011, by the number of shares by which the share reserve is to automatically increase on such date up to a maximum of seven hundred and fifty thousand (750,000) shares.

E. Common Shares subject to outstanding options, share appreciation rights, restricted share units or other share right awards shall be available for subsequent issuance under the Plan to the extent (i) those options, rights, units or awards, expire, terminate or are cancelled for any reason prior to the issuance of the underlying Common Shares or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently forfeited or repurchased by the Company, at a price per share not greater than the option exercise or direct issue price paid per share, pursuant to the Company’s repurchase rights under the Plan shall be added back to the number of Common Shares reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent awards under the Plan. Should the exercise price of an option under the Plan be paid with Common Shares, then the authorized reserve of Common Shares under the Plan shall be reduced only by the net number of shares issued under the exercised option and not by the gross number of shares for which that option is exercised. Upon the exercise of any share appreciation right under the Plan, the share reserve shall be reduced only by the net number of shares actually issued by the Company upon such exercise and not by the gross number of shares as to which such right is exercised. If Common Shares otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of an award under the Plan or the issuance of Common Shares thereunder, then the number of Common Shares available for issuance under the Plan shall be reduced by the net number of shares issued, vested or exercised under such award, calculated in each instance after such share withholding.

F. In the event of any of the following transactions affecting the outstanding Common Shares as a class without the Company’s receipt of consideration: any share split, share dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the outstanding Common Shares without the Company’s receipt of consideration or in the event of a substantial reduction to the value of the outstanding Common Shares by reason of a spin-off transaction or extraordinary distribution, then equitable adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities by which the share reserve under the Plan may increase by reason of the expiration or termination of options under the Predecessor Plan, (iii) the number and/or class of securities by which the share reserve is to increase each calendar year pursuant to the automatic share increase provisions of the Plan, (iv) the number and/or class of securities that may be issued pursuant to Incentive Options granted under the Plan, (v) the number and/or class of securities for which awards may subsequently be made to new and continuing non-employee Board members under the Automatic Grant Program, (vi) the number and/or class of securities and the exercise or base price per share in effect under each outstanding option or share appreciation right, (vii) the number and/or class of securities subject to each outstanding restricted share unit or other share right award and the cash consideration (if any) payable per share and (vii) the number and/or class of securities for which any one person may be granted options, stand-alone share appreciation rights, direct share issuances and other share-based awards under the Plan per calendar year. The adjustments shall be made by the Plan Administrator in such manner as the Plan Administrator deems appropriate, and those adjustments shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding securities of the Company.

ARTICLE TWO

DISCRETIONARY GRANT PROGRAM

I. OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per Common Share on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

(i) cash or check made payable to the Company,

(ii) Common Shares (whether delivered in the form of actual share certificates or through attestation of ownership) held for the period (if any) necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (A) to a brokerage firm (reasonably satisfactory to the Company for purposes of administering such procedure in compliance with any applicable pre-clearance or pre-notification requirements) to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Taxes required to be withheld by the Company by reason of such exercise and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm on the settlement date in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option grant. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option held by the Optionee at the time of the Optionee’s death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options granted under this Article Two, then all of those options shall terminate immediately and cease to be outstanding.

(iv) Under no circumstances, however, shall any such option be exercisable after the specified expiration of the option term.

(v) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with the Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding.

2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Common Shares for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

D. Shareholder Rights. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become the recordholder of the purchased shares.

E. Unvested Shares. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested Common Shares. Should the Optionee cease Service while holding such unvested shares, the Company shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per Common Share at the time of Optionee’s cessation of Service. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. Limited Transferability of Options.

1. An Incentive Stock Option shall be exercisable only by the Optionee during his or her lifetime, and such Incentive Stock Option, together with the Common Shares subject to that option during the period prior to exercise, shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death.

2. A Non-Statutory Option, together with the Common Shares subject to that option during the period prior to exercise, shall be subject to the same transfer restrictions as set forth in subparagraph 1 above, except that a Non-Statutory Option, together with the underlying unexercised Common Shares, may to the extent permitted by the Plan Administrator be assigned in whole or in part during the Optionee’s lifetime by gift or pursuant to a domestic relations order to one or more of the Optionee’s Family Members or to a trust established exclusively for the Optionee and/or one or more such Family Members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Non-Statutory Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

3. Notwithstanding subparagraphs 1 and 2 above, the Optionee may also, to the extent permitted by the Plan Administrator, designate one or more Family Members as the beneficiary or beneficiaries of his or her outstanding options under the Plan, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II. INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options shall not be subject to the terms of this Section II.

A. Eligibility. Incentive Options may only be granted to Employees.

B. Dollar Limitation. The aggregate Fair Market Value of the Common Shares (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Company or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted, except to the extent otherwise provided under applicable law or regulation.

C. 10% Shareholder. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the option term shall not exceed five (5) years measured from the option grant date, and the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Common Share on the option grant date.

III. SHARE APPRECIATION RIGHTS

A. Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant share appreciation rights in accordance with this Section III to selected individuals eligible to participate in the Discretionary Grant Program.

B. Types. Two types of share appreciation rights shall be authorized for issuance under this Section III: (i) tandem share appreciation rights (“Tandem Rights”) and (ii) Stand-Alone share appreciation rights (“Stand-Alone Rights”).

C. Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.

1. One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for Common Shares or the surrender of that option in exchange for a distribution from the Company in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

2. Any distribution to which the Optionee becomes entitled upon the exercise of a Tandem Right may be made in (i) Common Shares valued at Fair Market Value on the option surrender date, (ii) cash or (iii) a combination of cash and Common Shares, as the Plan Administrator shall determine in its sole discretion. Unless otherwise specified in the applicable award agreement, the distribution shall be made in Common Shares.

D. Stand-Alone Rights. The following terms and conditions shall govern the grant and exercise of Stand-Alone Rights:

1. One or more individuals may be granted a Stand-Alone Right not tied to any underlying option under this Discretionary Grant Program. The Stand-Alone Right shall relate to a specified number of Common Shares and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-Alone Right have a maximum term in excess of ten (10) years measured from the grant date.

2. Upon exercise of the Stand-Alone Right, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the Common Shares underlying the exercised right over (ii) the aggregate base price in effect for those shares.

3. The number of Common Shares underlying each Stand-Alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-Alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per Common Share on the grant date.

4. Stand-Alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options under Section I.F of this Article Two. In addition, one or more beneficiaries may be designated for an outstanding Stand-Alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.

5. The distribution with respect to an exercised Stand-Alone Right may be made in (i) Common Shares valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and Common Shares, as the Plan Administrator shall determine in its sole discretion. Unless otherwise specified in the applicable Award Agreement, the distribution shall be made in Common Shares.

6. The holder of a Stand-Alone Right shall have no shareholder rights with respect to the shares subject to the Stand-Alone Right unless and until such person shall have exercised the Stand-Alone Right and become a holder of record of the Common Shares issued upon the exercise of such Stand-Alone Right.

E. Post-Service Exercise. The provisions governing the exercise of Tandem and Stand-Alone Rights following the cessation of the recipient’s Service shall be the same as those set forth in Section I.C of this Article Two for the options granted under the Discretionary Grant Program, and the Plan Administrator’s discretionary authority under Section I.C.2 of this Article Two shall also extend to any outstanding Tandem or Stand-Alone Appreciation Rights.

IV. CHANGE IN CONTROL

A. The shares subject to each award outstanding under the Discretionary Grant Program at the time of a Change in Control shall automatically vest in full so that each such award shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the Common Shares at the time subject to that award and may be exercised for any or all of those shares as fully-vested Common Shares. However, the shares subject to an outstanding award shall not vest on such an accelerated basis if and to the extent: (i) such award is assumed by the successor company (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction and any repurchase rights of the Company with respect to any unvested shares purchasable under the option are concurrently assigned to such successor company (or parent thereof) or otherwise continued in effect or (ii) the acceleration of such award is subject to other limitations imposed by the Plan Administrator at the time of grant.

B. All outstanding repurchase rights shall also terminate automatically, and the Common Shares subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are assigned to the successor company (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C. Immediately following the consummation of the Change in Control, all outstanding awards under this Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor company (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

D. Each award which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control, had the award been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to (i) the exercise or base price payable per share under each outstanding award, provided the aggregate exercise or base price payable for such securities shall remain the same, (ii) the number and class of securities available for issuance under the Plan following the consummation of such Change in Control, (iii) the number and/or class of securities by which the share reserve under the Plan is to increase automatically each calendar year pursuant to the automatic share increase provisions of the Plan, (iv) the number and/or class of securities that may be issued pursuant to Incentive Options granted under the Plan, (v) the number and/or class of securities for which any one person may be granted awards under the Plan per calendar year, (vi) the number and/or class of securities subject to each outstanding award under the Stock Issuance Program and the cash consideration (if any) payable per share, (vii) the number and/or class of securities subject to each outstanding award under the Automatic Grant Program and the cash consideration (if any) payable per share, (viii) the number and/or class of securities for which awards may subsequently be made to new and continuing non-employee Board members under the Automatic Grant Program and (ix) the number and/or class of securities subject to the Company’s outstanding repurchase rights under the Plan and the repurchase price payable per share. To the extent the actual holders of the Company’s outstanding Common Shares receive cash consideration for their Common Shares in consummation of the Change in Control, the successor company may, in connection with the assumption or continuation of the outstanding awards under this Discretionary Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per Common Share in such Change in Control.

E. The Plan Administrator shall have the discretion, exercisable either at the time the award is granted under the Discretionary Grant Program or at any time while the award remains outstanding, to structure one or more awards so that those awards shall, immediately prior to the effective date of an actual Change in Control transaction, vest and become exercisable as to all the Common Shares at the time subject to those awards and may be exercised as to any or all of those shares as fully vested Common Shares, whether or not those awards are to be assumed in the Change in Control or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Company’s repurchase rights under this Discretionary Grant Program so that those rights shall terminate immediately prior to the effective date of an actual Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

F. The Plan Administrator shall also have full power and authority, exercisable either at the time the award is granted or at any time while the award remains outstanding, to structure such award so that the shares subject to that award will automatically vest on an accelerated basis should the Optionee’s Service terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which the award is assumed or otherwise continued in effect and the repurchase rights applicable to those shares do not otherwise terminate. Any award so accelerated shall remain exercisable for the fully-vested shares until the expiration or sooner termination of the award term. In addition, the Plan Administrator may provide that one or more of the Company’s outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate on an accelerated basis, and the shares subject to those terminated rights shall accordingly vest at that time.

G. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

H. The grant of options and share appreciation rights under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

V. CANCELLATION AND REGRANT OF OPTIONS AND SHARE APPRECIATION RIGHTS

A. The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected award holders, the cancellation of any or all outstanding options or share appreciation rights under the Plan and to grant in substitution therefor one or more of the following: (i) new options or share appreciation rights covering the same or different number of Common Shares but with an exercise or base price per share based on the Fair Market Value per Common Share on the new award grant date or (ii) cash or equity securities of the Company, whether vested or unvested.

B. The Plan Administrator shall also have the authority, exercisable at any time and from time to time, with the consent of the affected holders, to reduce the exercise or base price of one or more outstanding options or share appreciation rights to a price not less than the then current Fair Market Value per Common Share or issue new options or share appreciation rights with a lower exercise or base price in immediate cancellation of outstanding options or share appreciation rights with a higher exercise or base price.

ARTICLE THREE

SHARE ISSUANCE PROGRAM

I. SHARE ISSUANCE TERMS

Common Shares may be issued under the Share Issuance Program through direct and immediate issuances. Each such share issuance shall be evidenced by a Share Issuance Agreement which complies with the terms specified below. Common Shares may also be issued under the Share Issuance Program pursuant to share right awards or restricted share units.

A. Issue Price.

1. The issue price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per Common Share on the issue date.

2. Subject to the provisions of Section I of Article Four, Common Shares may be issued under the Share Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Company,

(ii) services rendered or to be rendered to the Company (or any Parent or Subsidiary), or

(iii) any other valid consideration under the Companies Act 1981 (Bermuda), as amended.

B. Vesting Provisions.

1. Common Shares issued under the Share Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. Common Shares may also be issued under the Share Issuance Program pursuant to share right awards or restricted share units which entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.

2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested Common Shares by reason of any share dividend, share split, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar change affecting the outstanding Common Shares as a class without the Company’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested Common Shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate. Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Company for any unvested securities subject to its existing repurchase rights under the Plan; provided the aggregate repurchase price shall in each instance remain the same.

3. The Participant shall have full shareholder rights with respect to any Common Shares issued to the Participant under the Share Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. The Participant shall not have any shareholder rights with respect to the Common Shares subject to a share right award or restricted share unit until that award or unit vests and the Common Shares are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom Common Shares, on outstanding share right awards or restricted share unit, subject to such terms and conditions as the Plan Administrator may deem appropriate.

4. Should the Participant cease to remain in Service while holding one or more unvested Common Shares issued under the Share Issuance Program or should the performance objectives not be attained with respect to one or more such unvested Common Shares, then those shares shall be immediately surrendered to the Company for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Company shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of Participant’s cessation of Service and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares by the applicable clause (i) or (ii) amount.

5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested Common Shares (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the Common Shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

6. Outstanding share right awards or restricted share units shall automatically terminate, and Common Shares shall not be issued in satisfaction of those awards or units, if the performance goals or Service requirements established for such awards or units are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested Common Shares under one or more outstanding share right awards or restricted share units as to which the designated performance goals or Service requirements have not been attained or satisfied.

II. CHANGE IN CONTROL

A. Upon the occurrence of a Change in Control, all outstanding repurchase rights under the Share Issuance Program shall terminate automatically, and the Common Shares subject to those terminated rights shall immediately vest in full, except to the extent: (i) those repurchase rights are assigned to the successor company (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

B. Each share right award or restricted share unit outstanding at the time of a Change in Control shall be assumable by the successor company (or parent thereof) or may otherwise be continued in effect pursuant to the terms of such Change in Control transaction. Each share right award or restricted share unit which is so assumed or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the Common Shares subject to the award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments shall also be made to the cash consideration (if any) price payable per share under each outstanding share right award or restricted share unit, provided the aggregate cash consideration payable for such securities shall remain the same. To the extent the actual holders of the Company’s outstanding Common Shares receive cash consideration for their Common Shares in consummation of the Change in Control, the successor company may, in connection with the assumption or continuation of the outstanding share right awards or restricted share units, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per Common Share in such Change in Control transaction. If any such share right award or restricted share unit is not so assumed or otherwise continued in effect, then such award or unit shall vest, and the Common Shares subject to such award or unit shall become issuable, immediately prior to the consummation of the Change in Control.

C. The Plan Administrator shall have the discretionary authority to structure one or more unvested share issuances or one or more share right awards or restricted share units under the Share Issuance Program so that the Common Shares subject to those issuances or awards or units shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Change in Control or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Change in Control transaction.

III. SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Company until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

AUTOMATIC GRANT PROGRAM

I. AWARD TERMS

A. Automatic Grants. The awards to be made pursuant to the Automatic Grant Program shall be as follows:

1. Each individual who is serving as a non-employee Board member on the Underwriting Date shall automatically be granted on such date, an award in the form of an option to purchase seven thousand and five hundred (7,500) Common Shares (the “Underwriting Date Grant”).

2. Each individual who is first elected or appointed as a non-employee Board member at any time after the Underwriting Date and other than as a result of his or her initial election to the Board at an annual shareholders meeting shall automatically be granted, on the date of such initial election or appointment, an award in the form of an option to purchase that number of Common Shares determined by multiplying seven thousand and five hundred (7,500) by a fraction, the numerator of which is the number of months (rounded up to the next whole month) that will elapse between the date of such election or appointment and the date of the next annual shareholders meeting and the denominator of which is twelve (12), provided that individual has not previously been in the employ of the Company or any Parent or Subsidiary (the “Initial Grant”).

3. On the date of each annual shareholders meeting, beginning with the 2010 Annual Shareholders Meeting, each individual who commences service as a non-employee Board member by reason of his or her election to the Board at such annual meeting and each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular annual meeting, shall automatically be granted an award in the form of an option to purchase seven thousand and five hundred (7,500) Common Shares (the “Annual Grant”).

B. Exercise Price.

1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per Common Share on the option grant date.

2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

C. Option Term. Each option shall have a maximum term of ten (10) years measured from the option grant date, subject to earlier termination following the non-employee Board member’s cessation of Board service.

D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Company, at the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per Common Share at the time of repurchase, upon the non-employee Board member’s cessation of Board service prior to vesting in those shares. The shares subject to each Underwriting Date Grant shall vest, and the Company’s repurchase right shall lapse, on the date of the 2010 Annual Shareholders Meeting provided the individual continues in Board service through such date. The shares subject to each Initial Grant shall vest, and the Company’s repurchase right shall lapse, on the date of the next succeeding regular annual shareholders meeting following the award grant date provided the individual continues in Board service through such date. The shares subject to each Annual Grant shall vest, and the Company’s repurchase right shall lapse, upon the earlier of (i) the Participant’s completion of one (1) year of Board service measured from the award grant date or (ii) the date of the regular annual shareholders meeting for the year following the year in which the award was granted, provided the individual continues in Board service through such date.

E. Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time of the Optionee’s cessation of Board service:

1. The Optionee (or, in the event of Optionee’s death while holding the option, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise such option.

2. During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested Common Shares for which the option is exercisable at the time of the Optionee’s cessation of Board service. However, should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for any or all of those shares as fully vested shares of Common Stock.

3. In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason (other than cessation of Board service by reason of death or Permanent Disability), terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II. CHANGE IN CONTROL

In the event of any Change in Control, the Common Shares at the time subject to each outstanding option granted under this Article Four but not otherwise vested shall, immediately prior to the effective date of that Change in Control transaction, automatically vest in full so that each such option shall become exercisable for all of the option shares as fully vested Common Shares and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, each such option shall terminate and cease to be outstanding, except and to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

III. REMAINING TERMS

The remaining terms of each award granted under the Automatic Grant Program shall be as set forth in the award agreement approved by the Primary Committee to evidence the awards made under this Article Four.

ARTICLE FIVE

MISCELLANEOUS

I. FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Grant Program or the purchase price for shares issued under the Share Issuance Program by delivering a full-recourse promissory note payable in one or more installments which bears interest at a market rate and is secured by the purchased shares and is subject to such other terms and conditions deemed appropriate by the Plan Administrator. In no event, however, may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any applicable Tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II. EFFECTIVE DATE AND TERM OF PLAN

A. The Plan became effective on the Plan Effective Date.

B. The Plan was amended and restated by the Board on February 10, 2010 to be effective on the Underwriting Date, subject to shareholder approval, to (i) provide for an automatic annual increase to the share reserve, (ii) limit the number of shares for which any one individual may receive awards under the Plan in any one year, (iii) provide for the grant of share appreciation rights, (iv) add the Automatic Grant Program, and (v) effect technical revisions to facilitate plan administration.

C. One or more provisions of the Plan, including (without limitation) the vesting acceleration provisions of the Plan relating to Changes in Control, may, in the Plan Administrator’s discretion, be extended to one or more awards incorporated from the Predecessor Plan which do not otherwise contain such provisions.

D. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or (iii) the termination of all outstanding awards under the Plan in connection with a Change in Control. All awards and unvested share issuances outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the documents evidencing those awards or issuances.

III. AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to awards or unvested share issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws and regulations.

B. Awards may be granted under the Plan which involve Common Shares in excess of the number of Common Shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those awards until there is obtained shareholder approval of an amendment sufficiently increasing the number of Common Shares available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess grants are made, then all awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

IV. USE OF PROCEEDS

Any cash proceeds received by the Company from the sale of Common Shares under the Plan shall be used for general corporate purposes.

V. WITHHOLDING

The Company’s obligation to deliver Common Shares upon the exercise of any options or share appreciation rights granted under the Plan or upon the issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all Tax withholding requirements. The Plan Administrator may, in its discretion, provide Optionees and Participants to whom awards are made under the Plan (other than the awards made under the Automatic Grant Program) with the right to use Common Shares in satisfaction of all or part of the Taxes to which such holders may become subject in connection with the exercise, issuance or vesting of those awards or the issuance Common Shares thereunder. Such right may be provided to any such holder in either or both of the following formats:

1. Share Withholding: The election to have the Company withhold, from the Common Shares otherwise issuable upon the issuance, exercise or vesting of such award or the Common Shares thereunder, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by such individual. The Common Shares so withheld shall not reduce the number of Common Shares authorized for issuance under the Plan.

2. Share Delivery: The election to deliver to the Company, at the time of the issuance, exercise or vesting of such award or the issuance of Common Shares thereunder, one or more Common Shares previously acquired by such individual (other than in connection with the exercise, share issuance or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the individual. The Common Shares so delivered shall neither reduce the number of Common Shares authorized for issuance under the Plan nor be added to the number of Common Shares authorized for issuance under the Plan.

VI. REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any awards under the Plan and the issuance of any Common Shares (i) upon the exercise of any option or share appreciation right or (ii) under the Share Issuance Program shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and rights granted under it and the Common Shares issued pursuant to it.

B. No Common Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the Common Shares issuable under the Plan, and all applicable listing requirements of any Stock Exchange on which Common Shares are then listed for trading.

VII. NO EMPLOYMENT OR SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause, subject to compliance with local law and the terms of any employment agreement.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Automatic Grant Program shall mean the Automatic Grant Program in effect under the Plan.

B. Board shall mean the Company’s Board of Directors.

C. Change in Control shall mean a change in ownership or control of the Company effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Company’s shareholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor company are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction, or

(ii) a shareholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets in liquidation or dissolution of the Company, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders.

In no event shall any public offering of the Company’s securities be deemed to constitute a Change in Control.

D. Code shall mean the U.S. Internal Revenue Code of 1986, as amended.

E. Common Shares shall mean the Company’s common shares.

F. Company shall mean Alpha and Omega Semiconductor Limited, a company incorporated and existing under the laws of the Islands of Bermuda, and any successor company to all or substantially all of the assets or voting stock of Alpha and Omega Semiconductor Limited which shall by appropriate action adopt the Plan.

G. Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which options and share appreciation rights may be granted to one or more eligible individuals.

H. Employee shall mean an individual who is in the employ of the Company (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I. Exercise Date shall mean the date on which the Company shall have received written notice of the option exercise.

J. Fair Market Value per Common Share on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Shares are at the time traded on the Nasdaq Global or Global Select Market, then the Fair Market Value shall be the closing selling price per Common Share on the date in question, as such price is reported by the National Association of Securities Dealers for that particular Stock Exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Share on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Shares are at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Share on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Shares, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Shares are not at the time listed on any Stock Exchange, then the Fair Market Value shall be determined by the Plan Administrator through the reasonable application of a reasonable valuation method that takes into account the applicable valuation factors set forth in the Treasury Regulations issued under Section 409A of the Code; provided, however, that with respect to an Incentive Option, such Fair Market Value shall be determined in accordance with the standards of Section 422 of the Code and the applicable Treasury Regulations thereunder.

K. Family Member shall mean, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

L. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

M. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Company for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Company which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual’s consent.

N. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Company (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

O. 1934 Act shall mean the U.S. Securities Exchange Act of 1934, as amended.

P. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

Q. Optionee shall mean any person to whom an option or share appreciation right is granted under the Plan.

R. Parent shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

S. Participant shall mean any person who is issued Common Shares under the Share Issuance Program or to whom restricted share units for share rights are awarded under such program.

T. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

U. Plan shall mean the Company’s 2009 Share Option/Share Issuance Plan, as set forth in this document.

V. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

W. Plan Effective Date shall mean September 18, 2009.

X. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Grant and Stock Issuance Programs with respect to executive officers and non-employee directors.

Y. Secondary Committee shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Grant and Share Issuance Programs with respect to eligible persons other than executive officers and non-employee directors.

Z. Service shall mean the performance of services for the Company (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or share issuance. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Company or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Company, even though the Optionee or Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Company; provided, however, that for a leave which exceeds three (3) months, Service shall be deemed, for purposes of determining the period within which any outstanding option held by the Optionee in question may be exercised as an Incentive Option, to cease on the first day immediately following the expiration of such three (3)-month period, unless that Optionee is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Company’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.

AA. Share Issuance Agreement shall mean the agreement entered into by the Company and the Participant at the time of issuance of Common Shares under the Share Issuance Program.

BB. Share Issuance Program shall mean the share issuance program in effect under the Plan.

CC. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market, the New York Stock Exchange, the Stock Exchange of Hong Kong Limited or any internationally recognized stock exchange (as determined by the Plan Administrator).

DD. Subsidiary shall mean any company (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last company) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

EE. 10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any Parent or Subsidiary).

FF. Taxes shall mean shall mean the income tax, employment tax, social insurance, payroll tax, contributions, payment on account obligations or other amounts required to be paid in connection with the exercise of an option or issuance or vesting of the Common Shares.

GG. Underwriting Agreement shall mean the agreement between the Company and the underwriter or underwriters managing the initial public offering of the Common Shares.

HH. Underwriting Date shall mean the date on which the Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Shares.

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